JPMorgan Chase Financial Company LLC	November 2016 Pricing Supplement Registration Statement Nos. 333-209682 and 333-209682-01 Dated November 4, 2016 Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in Commodities

Enhanced Trigger Jump Securities Based on the Performance of a Basket of Gold, Silver and Palladium due May 7, 2020

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Enhanced Trigger Jump Securities will pay no interest and do not guarantee the return of any of the principal at maturity. At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the performance of the basket, as determined on the valuation date. If the final basket value is greater than or equal to 85% of the initial basket value, you will receive for each security that you hold at maturity the greater of a cash payment that reflects the basket percent change and an upside payment in addition to the stated principal amount. However, if the final basket value is less than 85% of the initial basket value, the payment due at maturity will be less than the stated principal amount of the securities by an amount that is proportionate to the percentage decrease in the final basket value from the initial basket value. This amount will be less than $850.00 and could be zero. Accordingly, investors may lose their entire initial investment in the securities. The Enhanced Trigger Jump Securities are for investors who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the upside payment feature that applies to a limited range of the performance of the basket. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

FINAL TERMS
Issuer:	JPMorgan Chase Financial Company LLC
Guarantor:	JPMorgan Chase & Co.
Basket:	Basket components	Bloomberg ticker symbol	Basket weighting
	Gold	GOLDLNPM	1/3
	Silver	SLVRLN	1/3
	Palladium	PLDMLNPM	1/3
We refer to gold, silver and palladium collectively as the basket components.
Aggregate principal amount:	$5,200,000
Payment at maturity:	If the final basket value is greater than or equal to the downside threshold, for each $1,000 stated principal amount security,
$1,000 + the greater of (a) $1,000 × basket percent change and (b) the upside payment In no event will the payment at maturity exceed the maximum payment at maturity.
If the final basket value is less than the downside threshold, meaning the value of the basket has declined by more than 15% from the initial basket value, for each $1,000 stated principal amount security,
$1,000 × basket performance factor
This amount will be less than the stated principal amount of $1,000 per security, and will represent a loss of more than 15%, and possibly all, of your principal amount.
Upside payment:	$100.00 per $1,000 stated principal amount security (10.00% of the stated principal amount) per $1,000 stated principal amount security
Downside threshold:	85.00, which is 85% of the initial basket value
Maximum payment at maturity:	$1,400.00 (140.00% of the stated principal amount) per $1,000 stated principal amount security.
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	November 4, 2016
Original issue date (settlement date):	November 9, 2016
Valuation date:	May 4, 2020, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” in the accompanying product supplement
Maturity date:	May 7, 2020, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$1,000.00	$25.00(2)	$970.00
$5.00(3)
Total	$5,200,000.00	$156,000.00	$5,044,000.00

(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $25.00 per $1,000 stated principal amount security it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3) Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount security

The estimated value of the securities on the pricing date was $964.40 per $1,000 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page PS-9 of the accompanying product supplement and “Risk Factors” beginning on page 11 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. 2-I dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012640/crt-dp64829_424b2.pdf

Prospectus supplement and prospectus, each dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Performance of a Basket of Gold, Silver and Palladium due May 7, 2020

Principal at Risk Securities

Terms continued from previous page:
Basket percent change:	(final basket value – initial basket value) / initial basket value
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	The basket closing value on the valuation date
Basket performance factor:	final basket value / initial basket value
Basket closing value:	The basket closing value on the valuation date will be calculated as follows: 100 × [1 + sum of (component return of each basket component × basket weighting of that basket component)]
Component return:	With respect to each basket component: (final component value – initial component value) initial component value
Initial component value:	With respect to each basket component, the spot price for that basket component on the pricing date, which was $1,302.80 for gold, 1,830¢ for silver and $625.00 for palladium
Final component value:	With respect to each basket component, the spot price for that basket component on the valuation date
Spot price:

With respect to gold, on any day, the official afternoon London gold price for delivery in London through a member of the London Bullion Market Association (the “LBMA”) authorized to effect such delivery, stated in U.S. dollars per troy ounce, as calculated and administered by independent service provider(s) pursuant to an agreement with the LBMA and displayed on the Bloomberg Professional® service (“Bloomberg”) under the symbol “GOLDLNPM” on that day.

With respect to silver, on any day, the official London silver price for delivery in London through a member of the LBMA authorized to effect such delivery, stated in¢ per troy ounce, as calculated and administered by independent service provider(s) pursuant to an agreement with the LBMA and displayed on Bloomberg under the symbol “SLVRLN” on that day.

With respect to palladium, on any day, the official afternoon London palladium price for delivery in London through a member of the London Platinum & Palladium Market (the “LPPM”) authorized to effect such delivery, stated in U.S. dollars per troy ounce gross, as calculated and administered by independent service provider(s) pursuant to an agreement with the LBMA and displayed on Bloomberg under the symbol “PLDMLNPM” on that day.

Gold:	References to “gold” in this document refer to gold that meets the LBMA’s specifications for good delivery and fineness.
Silver:	References to “silver” in this document refer to silver that meets the LBMA’s specifications for good delivery and fineness.
Palladium:	References to “palladium” in this document refer to palladium that meets the LPPM’s specifications for good delivery and fineness.
CUSIP / ISIN:	46646E5Q1 / US46646E5Q12
Listing:	The securities will not be listed on any securities exchange.

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JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Performance of a Basket of Gold, Silver and Palladium due May 7, 2020

Principal at Risk Securities

Investment Summary

Enhanced Trigger Jump Securities

Principal at Risk Securities

The Enhanced Trigger Jump Securities Based on the Performance of a Basket of Gold, Silver and Palladium due May 7, 2020, which we refer to as the securities, can be used:

▪	As an alternative to direct exposure to the basket that provides a potential return equal to the greater of the basket percent change and at least 10.00% (as reflected in the upside payment of $100.00 per $1,000 stated principal amount security) if the final basket value is greater than or equal to 85% of the initial basket value, which we refer to as the downside threshold, subject to the maximum payment at maturity of $1,400.00 per security.

▪	To enhance returns and potentially outperform the basket for a limited range of performance of the basket, but only if the final basket value is greater than or equal to the downside threshold.

▪	To obtain limited market downside protection against the loss of principal in the event of a decline of the basket as of the valuation date, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., but only if the final basket value is greater than or equal to the downside threshold.

If the final basket value is less than the downside threshold, the securities are exposed on a 1-to-1 basis to any percentage decline of the final basket value from the initial basket value. Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately 3.5 years
Upside payment:	$100.00 (10.00% of the stated principal amount) per $1,000 stated principal amount security
Maximum payment at maturity:	$1,400.00 (140.00% of the stated principal amount) per $1,000 stated principal amount security
Downside threshold	85% of the initial basket value
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities
Interest:	None
Basket weightings:	1/3 for the each of the basket components

Supplemental Terms of the Securities

The securities are not futures contracts and are not regulated under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”). The securities are offered pursuant to an exemption from regulation under the Commodity Exchange Act, commonly known as the hybrid instrument exemption, which is available to securities that have one or more payments indexed to the value, level or rate of one or more commodities, as set out in section 2(f) of that statute. Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading Commission.

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JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Performance of a Basket of Gold, Silver and Palladium due May 7, 2020

Principal at Risk Securities

Key Investment Rationale

This investment offers a potential return at maturity based on participation in the positive performance of the basket, subject to a contingent minimum return and a maximum payment at maturity, if the final basket value is greater than or equal to 85% of the initial basket value, which we refer to as the downside threshold. However, if the final basket value is less than the downside threshold, the payment at maturity will be less than $850.00 and could be zero.

Upside Scenario	If the final basket value is greater than or equal to the downside threshold, the payment at maturity for each security will be equal to $1,000.00 plus the greater of (a) $1,000 × the basket percent change and (b) the upside payment of $100 per $1,000 stated principal amount security, subject to the maximum payment at maturity of $1,400.00 per $1,000 stated principal amount security.
Downside Scenario	If the final basket value is less than the downside threshold, which means that the basket has depreciated by more than 15% from the initial basket value, you will lose 1% for every 1% decline of the value of the basket from the initial basket value to the final basket value (e.g., a 50% depreciation of the basket will result in the payment at maturity that is less than the stated principal amount by 50%, or $5 per security).

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JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Performance of a Basket of Gold, Silver and Palladium due May 7, 2020

Principal at Risk Securities

How the Enhanced Trigger Jump Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities based on the following terms:

Stated principal amount:	$1,000 per security
Maximum payment at maturity:	$1,400.00 (140.00% of the stated principal amount) per $1,000 stated principal amount security
Upside payment:	$100.00 (10.00% of the stated principal amount) per $1,000 stated principal amount security
Downside threshold:	85% of the initial basket value (-15% percent change in the final basket value compared with the initial basket value)

Enhanced Trigger Jump Securities Payoff Diagram

How it works

▪	Upside Scenario: If the final basket value is greater than or equal to the downside threshold, the payment at maturity is equal to the $1,000 stated principal amount plus the greater of (a) $1,000 × the basket percent change and (b) the upside payment, subject to the maximum payment at maturity. Under the terms of the securities, in the payoff diagram, an investor would receive the payment at maturity of $1,100 per security if the basket percent change is no more than 10.00% and would receive $1,000 plus an amount that represents a 1-to-1 participation in the appreciation of the basket if the basket percent change is greater than 10.00%, subject to the maximum payment at maturity. Under the terms of the securities, an investor will realize the maximum payment at maturity at a final basket value of 140.00% of the initial basket value.

o	For example, if the basket appreciates 5%, investors will receive a 10% return, or $1,100 per $1,000 stated principal amount security.

o	For example, if the basket depreciates 10%, investors will receive a 10% return, or $1,100 per $1,000 stated principal amount security.

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JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Performance of a Basket of Gold, Silver and Palladium due May 7, 2020

Principal at Risk Securities

o	For example, if the basket appreciates 30%, investors will receive a 30% return, or $1,300 per $1,000 stated principal amount security.

▪	Downside Scenario: If the final basket value is less than the downside threshold, investors will receive an amount that is less than the stated principal amount by an amount proportionate to the percentage decrease of the final basket value from the initial basket value.

o	For example, if the final basket value declines by 50% from the initial basket value, investors will lose 50% of their principal and the payment at maturity will be $500 per $1,000 stated principal amount security (50% of the stated principal amount).

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

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JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Performance of a Basket of Gold, Silver and Palladium due May 7, 2020

Principal at Risk Securities

Hypothetical Payouts on the Securities at Maturity

Below are five examples of how to calculate the payment at maturity based on the hypothetical values of the basket components in the respective tables below. The following hypothetical examples are provided for illustrative purposes only. Actual results may vary.

Example 1:  The final basket value is greater than the initial basket value, and the payment at maturity is equal to the stated principal amount plus the upside payment.

Basket component	Weight in basket	Hypothetical initial component value	Hypothetical final component value	Component return
Gold	1/3	$1,300.00	$1,339.00	+3.00%
Silver	1/3	1,800¢	1,854¢	+3.00%
Palladium	1/3	$630.00	$648.90	+3.00%

Basket percent change = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket value = 100 × [1 + sum of (component return of each basket component × basket weighting of that basket component)]

Using the hypothetical values above, the sum of the component return of each basket component times the basket weighting of that basket component:

[($1,339.00 - $1,300.00) / $1,300.00] × 1/3 = 1.00%
[(1,854¢ - 1,800¢) / 1,800¢] × 1/3 = 1.00%
[($648.90 - $630.00) / $630.00] × 1/3 = 1.00%

Final basket value	=	100 × (1 + 1.00% + 1.00% + 1.00%), which equals 103.00

Basket percent change	=	(103.00 – 100) / 100, which equals 3.00%

The payment at maturity per $1,000 stated principal amount security will be equal to $1,000 plus the greater of (a) $1,000 times (ii) the basket percent increase and (b) the upside payment, subject to the maximum payment at maturity.

$1,000   +   ($1,000   ×   3.00%)   =   $1,030.00

Because $1,000 plus the upside payment of $100 is greater than this amount, the payment at maturity will equal $1,100.00 per $1,000 stated principal amount security.

Example 2:  The final basket value is greater than the initial basket value, and the payment at maturity is greater than the stated principal amount plus the upside payment but less than the maximum payment at maturity.

Basket component	Weight in basket	Hypothetical initial component value	Hypothetical final component value	Component return
Gold	1/3	$1,300.00	$1,495.00	+15.00%
Silver	1/3	1,800¢	2,070¢	+15.00%
Palladium	1/3	$630.00	$724.50	+15.00%

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JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Performance of a Basket of Gold, Silver and Palladium due May 7, 2020

Principal at Risk Securities

Basket percent change = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket value = 100 × [1 + sum of (component return of each basket component × basket weighting of that basket component)]

Using the hypothetical values above, the sum of the component return of each basket component times the basket weighting of that basket component:

[($1,495.00 - $1,300.00) / $1,300.00] × 1/3 = 5.00%
[(2,070¢ - 1,800¢) / 1,800¢] × 1/3 = 5.00%
[($724.50 - $630.00) / $630.00] × 1/3 = 5.00%

Final basket value	=	100 × (1 + 5.00% + 5.00% + 5.00%), which equals 115.00

Basket percent change =	(115.00 – 100) / 100, which equals 15.00%

The payment at maturity per $1,000 stated principal amount security will be equal to $1,000 plus the greater of (a) $1,000 times (ii) the basket percent change and (b) the upside payment, subject to the maximum payment at maturity.

$1,000   +   ($1,000   ×   15.00%)   =   $1,150.00

Because this amount is greater than $1,000 plus the upside payment of $100.00 and is less than the maximum payment at maturity of $1,400.00 per $1,000 stated principal amount security, the payment at maturity will equal $1,150.00 per $1,000 stated principal amount security.

Example 3: The final basket value is greater than the initial basket value, and the payment at maturity is equal to the maximum payment at maturity.

Basket component	Weight in basket	Hypothetical initial component value	Hypothetical final component value	Component return
Gold	1/3	$1,300.00	$2,080.00	+60.00%
Silver	1/3	1,800¢	2,880¢	+60.00%
Palladium	1/3	$630.00	$1,008.00	+60.00%

Basket percent change = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket value = 100 × [1 + sum of (component return of each basket component × basket weighting of that basket component)]

Using the hypothetical values above, the sum of the component return of each basket component times the basket weighting of that basket component:

[($2,080.00 - $1,300.00) / $1,300.00] × 1/3 = 20.00%
[(2,880¢ - 1,800¢) / 1,800¢] × 1/3 = 20.00%
[($1,008.00 - $630.00) / $630.00] × 1/3 = 20.00%

Final basket value	=	100 × (1 + 20% + 20% + 20%), which equals 160.00

Basket percent change	=	(160 – 100) / 100, which equals 60.00%

The payment at maturity per $1,000 stated principal amount security will be equal to $1,000 plus the greater of (a) $1,000 times (ii) the basket percent change and (b) the upside payment, subject to the maximum payment at maturity.

$1,000   +   ($1,000   ×   60.00%)   =   $1,600.00

Because this amount would result in a payment at maturity that would exceed the maximum payment at maturity of $1,400.00 per $1,000 stated principal amount security, the payment at maturity will equal the maximum payment at maturity of $1,400.00 per $1,000 stated principal amount security.

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JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Performance of a Basket of Gold, Silver and Palladium due May 7, 2020

Principal at Risk Securities

Example 4: The final basket value is less than the initial basket value, but is greater than or equal to the downside threshold.

Basket component	Weight in basket	Hypothetical initial component value	Hypothetical final component value	Component return
Gold	1/3	$1,300.00	$1,183.00	-9.00%
Silver	1/3	1,800¢	1,638¢	-9.00%
Palladium	1/3	$630.00	$573.30	-9.00%

Basket percent change = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket value = 100 × [1 + sum of (component return of each basket component × basket weighting of that basket component)]

Using the hypothetical values above, the sum of the component return of each basket component times the basket weighting of that basket component:

[($1,183.00 - $1,300.00) / $1,300.00] × 1/3 = -3.00%
[(1,638¢ - 1,800¢) / 1,800¢] × 1/3 = -3.00%
[($573.30 - $630.00) / $630.00] × 1/3 = -3.00%

Final basket value	=	100 × [1 + (-3%) + (-3%) + (-3%)], which equals 91.00

Basket percent change =	(91.00 – 100) / 100, which equals -9.00%

The payment at maturity per $1,000 stated principal amount security will be equal to $1,000 plus the greater of (a) $1,000 times (ii) the basket percent change and (b) the upside payment, subject to the maximum payment at maturity.

$1,000   +   ($1,000   ×   -9.00%)   =   $910.00

Because $1,000 plus the upside payment of $100.00 is greater than this amount, the payment at maturity will equal $1,100.00 per $1,000 stated principal amount security.

Example 5: The final basket value is less than the downside threshold.

Basket component	Weight in basket	Hypothetical initial component value	Hypothetical final component value	Component return
Gold	1/3	$1,300.00	$325.00	-75.00%
Silver	1/3	1,800¢	1,854¢	+3.00%
Palladium	1/3	$630.00	$641.34	+1.80%

Basket performance factor = final basket value / initial basket value

Initial basket value = 100

Final basket value = 100 × [1 + sum of (component return of each basket component × basket weighting of that basket component)]

Using the hypothetical values above, the sum of the component return of each basket component times the basket weighting of that basket component:

[($325.00 - $1,300.00) / $1,300.00] × 1/3 = -25.00%
[($1,854¢ - $1,800¢) / $1,800¢] × 1/3 = 1.00%
[($641.34 - $630.00) / $630.00] × 1/3 = 0.60%

Final basket value	=	100 × (1 + (-25.00%) + 1.00% + 0.60%), which equals 76.60

Basket performance factor	=	76.60 / 100, which equals 76.60%

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JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Performance of a Basket of Gold, Silver and Palladium due May 7, 2020

Principal at Risk Securities

In the above example, the final component value of each of silver and palladium is higher than its initial component value, but the final component value of gold is significantly lower than its initial component value. Accordingly, although the final component value of two of the basket components has increased in value over its initial component value, the final component value of the remaining basket component has declined and, because it has declined significantly, its decline more than offsets the increases in the other basket components and, consequently, the basket performance factor is less than 100%.

Because the final basket value is less than the downside threshold, in this example, the payment at maturity per security will equal $1,000 times the basket performance factor; or

$1,000 × 76.60% = $766.00

The payment at maturity per security will be $766.00, which is less than the stated principal amount by an amount that is proportionate to the percentage decline in the basket.

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JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Performance of a Basket of Gold, Silver and Palladium due May 7, 2020

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” of the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest or guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the return of the stated principal amount at maturity. If the final basket value is less than the downside threshold, you will receive for each security that you hold a payment at maturity that is less than the $1,000 stated principal amount of each security by an amount proportionate to the decline in the value of the basket on the valuation date from the initial basket value. There is no minimum payment at maturity on the securities and, accordingly, you could lose your entire principal amount.

▪	Your ability to receive the upside payment may terminate on the valuation date. If the final basket value is less than the downside threshold, you will not be entitled to receive the upside payment at maturity. Under these circumstances, you will lose more than 15% of your principal amount and may lose all of your principal amount at maturity.

▪	The appreciation potential of the securities is limited by the maximum payment at maturity. The appreciation potential of the securities is limited by the maximum payment at maturity of $1,400.00 (140.00% of the stated principal amount) per $1,000 stated principal amount security. Because the maximum payment at maturity is limited to 140.00% of the stated principal amount for the securities, any increase in the final basket value by more than 40.00% will not further increase the return on the securities.

▪	The benefit provided by the downside threshold may terminate on the valuation date. If the final basket value is less than the downside threshold, the benefit provided by the downside threshold will terminate and you will be fully exposed to any depreciation of the basket.

▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.

▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the final basket value and will calculate the amount of payment you

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JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Performance of a Basket of Gold, Silver and Palladium due May 7, 2020

Principal at Risk Securities

will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor market for any basket component, calculation of the final component value of any basket component in the event of a discontinuation of trading of that basket component on its relevant market may affect the payment to you at maturity.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

Furthermore, the spot prices of gold and silver are administered by the LBMA or an independent service provider appointed by the LBMA, and one of our affiliates is a price participant that contributes to the determination of the spot prices of gold and silver. We and our affiliates will have no obligation to consider your interests as a holder of the securities in taking any actions in connection with our role as a price participant that might affect the securities.

▪	Correlation (or lack of correlation) of performances among the basket components may reduce the performance of the basket, and changes in the values of the basket components may offset each other. The securities are linked to an equally weighted basket consisting of the basket components. Movements and performances of the basket components may or may not be correlated with each other. At a time when the value of one or more of the basket components increases, the values of the other basket components may not increase as much or may decline. Therefore, in calculating the final basket value, increases in the value of one or more of the basket components may be moderated, or more than offset, by the lesser increases or declines in the values of the other basket components. High correlation of movements in the values of the basket components during periods of negative returns could have an adverse effect on your return on your investment. There can be no assurance that the final basket value will be greater than the initial basket value.

▪	The estimated value of the securities is lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy the securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities is based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any

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secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).

▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the values of the basket components, including:

o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;

o	customary bid-ask spreads for similarly sized trades;

o	our internal secondary market funding rates for structured debt issuances;

o	the actual and expected volatility of the basket components;

o	the time to maturity of the securities;

o	supply and demand trends at any time for any of the basket components;

o	the actual and expected positive or negative correlation among the basket components, or the actual and expected absence of any such correlation;

o	interest and yield rates in the market generally; and

o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

▪	The notes are not regulated by the Commodity Futures Trading Commission (the “CFTC”). The net proceeds to be received by us from the sale of the securities will not be used to purchase or sell any futures contracts or options on futures contracts for your benefit. An investment in the securities does not

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constitute either an investment in futures contracts or options on futures contracts or an interest in a collective investment vehicle that trades in these futures contracts (i.e., the securities will not constitute a direct or indirect investment by you in the futures contracts), and you will not benefit from the regulatory protections of the CFTC.  Among other things, this means that we are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant.  For example, the price you pay to purchase securities will be used by us for our own purposes and will not be subject to customer funds segregation requirements provided to customers that trade futures on an exchange regulated by the CFTC.

Unlike an investment in the securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool, and its operator may be required to register with and be regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement.  Because the securities will not be interests in a commodity pool, the securities will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s protections afforded to persons who invest in regulated commodity pools.

▪	The prices of commodities, such as gold, silver and palladium, are characterized by high and unpredictable volatility. Market prices of commodities tend to be highly volatile and may fluctuate rapidly based on numerous factors. The prices of commodities are subject to variables that may be less significant to the values of traditional securities, such as stocks and bonds. These variables may create additional investment risks that cause the value of the securities to be more volatile than the values of traditional securities. Many commodities are also highly cyclical. The high volatility and cyclical nature of commodity markets may render such an investment inappropriate as the focus of an investment portfolio.

▪	The market price of gold will affect the value of the securities. Because the securities are linked in part to gold, we expect that generally the market value of the securities will depend in part on the market price of gold. The price of gold is primarily affected by the global demand for and supply of gold. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market. From time to time, above-ground inventories of gold may also influence the market. It is not possible to predict the aggregate effect of all or any combination of these factors. The price of gold has recently been, and may continue to be, extremely volatile.

▪	The market price of silver will affect the value of the securities. Because the securities are linked in part to silver, we expect that generally the market value of the securities will depend in part on the market price of silver. The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver-producing countries, such as Mexico, China and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end uses for silver include industrial applications, jewelry and silverware. It is not possible to predict the aggregate effect of all or any combination of these factors.

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▪	The market price of palladium will affect the value of the securities. Because the securities are linked in part to palladium, we expect that generally the market value of the securities will depend in part on the market price of palladium. The price of palladium has fluctuated widely over the past several years. Because the palladium supply is both limited and concentrated, any disruptions in the palladium supply tend to have an exaggerated effect on the price of palladium. Key factors that may influence prices are the policies and production and cost levels in the most important palladium-producing countries, in particular, Russia and South Africa (which together account for a large portion of production), the size and availability of the Russian palladium stockpiles, global supply and demand as well as the economic situation of the main consuming countries. The possibility of large-scale distress sales of palladium in times of crises may also have a short-term negative impact on the price of palladium and may adversely affect the value of the securities. Palladium is used in a variety of industries, in particular the automotive industry. Demand for palladium from the automotive industry, which uses palladium is the manufacture of catalytic converters, accounts for a large portion of the industrial use of palladium, and a renewed decline in the global automotive industry may impact the price of palladium and affect the value of the securities. Palladium is also used in the electronics, dental and jewelry industries.

▪	An investment in the notes may be subject to risks associated with the LBMA and the LPPM. The securities are linked to a basket of gold, silver and palladium, whose prices are determined by the LBMA or an independent service provider appointed by the LBMA. Gold and silver are traded on the LBMA, and palladium is traded on the LPPM. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. Like the LBMA, the LPPM is a self-regulatory association of market participants that is not a regulated entity. If the LBMA or LPPM should cease operations, or if trading any basket component should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LBMA prices as a global benchmark for the value of any basket component may be adversely affected. Each of the LBMA and the LPPM is a principals' market, which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA or LPPM trading. For example, there are no daily price limits on the LBMA or LPPM, which would otherwise restrict fluctuations in the prices of LBMA or LPPM contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The LBMA may alter, discontinue or suspend calculation or dissemination of the official prices of the basket components, which could adversely affect the value of the securities. The LBMA has no obligation to consider your interests in calculating or revising the official prices of the basket components.

▪	Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally. The securities are linked to a basket of gold, silver and palladium and not to a diverse basket of commodities or a broad-based commodity index. The spot prices of each basket component may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. Because the securities are linked in part to the prices of a limited number of commodities, they carry greater risk and may be more volatile than securities linked to the prices of a larger number of commodities or a broad-based commodity index.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the values of the basket components and, as a result, could decrease the amount an investor may receive on the securities at maturity. Any of these hedging or trading activities on or prior to the pricing date could have affected the component value of a basket component and, therefore, could potentially increase the value that the final component value of an basket component must reach so that you do not suffer a loss on your initial investment in the securities. Additionally, these hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the final basket value and, accordingly, the amount of cash an investor will receive at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide

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enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

▪	The tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities described in “Additional Information about the Securities ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

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Basket Overview

The basket is an equally weighted basket composed of the gold, silver and palladium.

Basket components

Gold. References to “gold” in this document refer to gold that meets the LBMA’s specifications for good delivery and fineness. On any day, the spot price of gold is the official afternoon London gold price for delivery in London through a member of the LBMA authorized to effect such delivery, stated in U.S. dollars per troy ounce, as calculated and administered by independent service provider(s) pursuant to an agreement with the LBMA and displayed on Bloomberg under the symbol “GOLDLNPM” on that day.

Silver. References to “silver” in this document refer to silver that meets the LBMA’s specifications for good delivery and fineness. On any day, the spot price of silver is the official London silver price for delivery in London through a member of the LBMA authorized to effect such delivery, stated in¢ per troy ounce gross, as calculated and administered by independent service provider(s) pursuant to an agreement with the LBMA and displayed on Bloomberg under the symbol “SLVRLN” on that day.

Palladium. References to “palladium” in this document refer to palladium that meets the LPPM’s specifications for good delivery and fineness. On any day, the spot price of palladium is the official afternoon London palladium price for delivery in London through a member of the LPPM authorized to effect such delivery, stated in U.S. dollars per troy ounce, as calculated and administered by independent service provider(s) pursuant to an agreement with the LBMA and displayed on Bloomberg under the symbol “PLDMLNPM” on that day.

Basket component information as of November 4, 2016
	Bloomberg Ticker Symbol	Current Value	52 Weeks Ago	52 Week High	52 Week Low	Basket weighting
Gold	GOLDLNPM	$1,302.80	$1,114.70	$1,366.25	$1,049.40	1/3
Silver	SLVRLN	1,830¢	1,526¢	2,071¢	1,358¢	1/3
Palladium	PLDMLNPM	$625.00	$648.00	$730.00	$470.00	1/3

The following graph is calculated to show the performance of the basket during the period from January 4, 2011 through November 4, 2016, assuming the basket components are weighted as set out above such that the initial basket value was 100 on January 4, 2011 and illustrates the effect of the offset and/or correlation among the basket components during that period. The graph does not take into account the maximum payment at maturity, nor does it attempt to show your expected return on an investment in the securities. You cannot predict the future performance of any basket component or of the basket as a whole, or whether increases in the value of any basket component will be offset by decreases in the values of the other basket components. The historical value performance of the basket and the degree of correlation between the value trends of the basket components (or lack thereof) should not be taken as an indication of its future performance.

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Historical Basket Performance January 4, 2011 through November 4, 2016

The following graphs set forth the official daily values for each of the basket components for the period from January 4, 2011 through November 4, 2016. The related tables set forth the published high and low, as well as end-of-quarter spot prices for each respective basket component for each quarter in the same period. The spot price for gold on November 4, 2016 was $1,302.80. The spot price for silver on November 4, 2016 was 1,830¢. The spot price for palladium on November 4, 2016 was $625.00. We obtained the spot price information above and the information in the tables and graphs from Bloomberg, without independent verification. The historical values and historical performance of the basket components should not be taken as an indication of future performance, and no assurance can be given as to the spot prices of the basket components and basket closing value on the valuation date. There can be no assurance that the basket will not depreciate below the downside threshold over the term of the securities so that you do not suffer a loss on your initial investment in the securities.

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Historical Performance of Gold January 4, 2011 through November 4, 2016

Gold (U.S. dollars)	High	Low	Period End
2011
First Quarter	$1,447.00	$1,319.00	$1,439.00
Second Quarter	$1,552.50	$1,418.00	$1,505.50
Third Quarter	$1,895.00	$1,483.00	$1,620.00
Fourth Quarter	$1,795.00	$1,531.00	$1,531.00
2012
First Quarter	$1,781.00	$1,598.00	$1,662.50
Second Quarter	$1,677.50	$1,540.00	$1,598.50
Third Quarter	$1,784.50	$1,556.25	$1,776.00
Fourth Quarter	$1,791.75	$1,650.50	$1,657.50
2013
First Quarter	$1,693.75	$1,574.00	$1,598.25
Second Quarter	$1,598.25	$1,192.00	$1,192.00
Third Quarter	$1,419.50	$1,212.75	$1,326.50
Fourth Quarter	$1,361.00	$1,195.25	$1,204.50
2014
First Quarter	$1,385.00	$1,221.00	$1,291.75
Second Quarter	$1,325.75	$1,242.75	$1,315.00
Third Quarter	$1,340.25	$1,213.50	$1,216.50
Fourth Quarter	$1,250.25	$1,142.00	$1,206.00
2015
First Quarter	$1,295.75	$1,147.25	$1,187.00
Second Quarter	$1,225.00	$1,164.60	$1,171.00
Third Quarter	$1,168.00	$1,080.80	$1,114.00
Fourth Quarter	$1,184.25	$1,049.40	$1,060.00
2016
First Quarter	$1,277.50	$1,077.00	$1,237.00
Second Quarter	$1,324.55	$1,212.10	$1,320.75
Third Quarter	$1,366.25	$1,308.35	$1,322.50
Fourth Quarter (through November 4, 2016)	$1,313.30	$1,251.75	$1,302.80

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Historical Performance of Silver January 4, 2011 through November 4, 2016

Silver (U.S. cents)	High	Low	Period End
2011
First Quarter	3,787¢	2,668¢	3,787¢
Second Quarter	4,870¢	3,250¢	3,502¢
Third Quarter	4,349¢	2,816¢	3,045¢
Fourth Quarter	3,542¢	2,616¢	2,818¢
2012
First Quarter	3,723¢	2,878¢	3,243¢
Second Quarter	3,297¢	2,672¢	2,708¢
Third Quarter	3,471¢	2,667¢	3,465¢
Fourth Quarter	3,496¢	2,975¢	2,995¢
2013
First Quarter	3,223¢	2,801¢	2,864¢
Second Quarter	2,796¢	1,861¢	1,886¢
Third Quarter	2,474¢	1,910¢	2,168¢
Fourth Quarter	2,274¢	1,905¢	1,950¢
2014
First Quarter	2,205¢	1,927¢	1,997¢
Second Quarter	2,112¢	1,876¢	2,087¢
Third Quarter	2,150¢	1,711¢	1,711¢
Fourth Quarter	1,764¢	1,528¢	1,597¢
2015
First Quarter	1,823¢	1,547¢	1,660¢
Second Quarter	1,770¢	1,570¢	1,570¢
Third Quarter	1,564¢	1,427¢	1,465¢
Fourth Quarter	1,618¢	1,371¢	1,382¢
2016
First Quarter	1,594¢	1,358¢	1,538¢
Second Quarter	1,836¢	1,496¢	1,836¢
Third Quarter	2,071¢	1,850¢	1,935¢
Fourth Quarter (through November 4, 2016)	1,918¢	1,733¢	1,830¢

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Historical Performance of Palladium January 4, 2011 through November 4, 2016

Palladium (U.S. dollars)	High	Low	Period End
2011
First Quarter	$858.00	$700.00	$766.00
Second Quarter	$810.00	$713.00	$761.00
Third Quarter	$842.00	$614.00	$614.00
Fourth Quarter	$681.00	$549.00	$630.00
2012
First Quarter	$722.00	$616.00	$651.00
Second Quarter	$681.00	$576.00	$578.00
Third Quarter	$702.00	$565.00	$642.00
Fourth Quarter	$704.00	$593.00	$704.00
2013
First Quarter	$774.00	$673.00	$770.00
Second Quarter	$773.00	$643.00	$643.00
Third Quarter	$762.00	$669.00	$726.00
Fourth Quarter	$758.00	$697.00	$716.00
2014
First Quarter	$792.50	$702.00	$778.00
Second Quarter	$856.00	$775.00	$844.00
Third Quarter	$911.00	$775.00	$775.00
Fourth Quarter	$818.00	$743.00	$811.00
2015
First Quarter	$831.00	$729.00	$729.00
Second Quarter	$798.00	$673.00	$677.00
Third Quarter	$701.00	$524.00	$661.00
Fourth Quarter	$723.00	$528.00	$555.00
2016
First Quarter	$605.00	$470.00	$569.00
Second Quarter	$628.00	$523.00	$589.00
Third Quarter	$730.00	$596.00	$722.00
Fourth Quarter (through November 4, 2016)	$722.00	$612.00	$625.00

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Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 1 security
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities is based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. For additional information, see “Risk Factors — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors — The estimated value of the securities is lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”

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Principal at Risk Securities

Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 2-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Based on current market conditions, in the opinion of our special tax counsel, your securities should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment of the securities, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Withholding under legislation commonly referred to as “FATCA” may (if the securities are recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the securities, as well as to payments of gross proceeds of a taxable disposition, including redemption at maturity, of a security. However, under a recent IRS notice, this regime will not apply to payments of gross proceeds (other than any amount treated as interest) with respect to dispositions occurring before January 1, 2019. You should consult your tax adviser regarding the potential application of FATCA to the securities.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the securities Work” in this document for an illustration of the risk-return profile of the securities and “Basket Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each securities.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

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Enhanced Trigger Jump Securities Based on the Performance of a Basket of Gold, Silver and Palladium due May 7, 2020

Principal at Risk Securities

Validity of the securities and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been executed and issued by JPMorgan Financial and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2016, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2016.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).
Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement, relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” section of the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 2-I dated April 15, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316012640/crt-dp64829_424b2.pdf

• Prospectus supplement and prospectus, each dated April 15, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us” and “our” refer to JPMorgan Financial.

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